UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2026

VYNE Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38356	45-3757789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 125, Stewartsville, NJ	08886
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 775-7936

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VYNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As previously disclosed, on December 17, 2025, VYNE Therapeutics Inc., a Delaware corporation (“VYNE” or the “Company”), entered into an Agreement and Plan of Merger and Reorganization (as amended, the “Merger Agreement”), by and among VYNE, Yellow Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of VYNE (“Merger Sub”), and Yarrow Bioscience, Inc., a Delaware corporation (“Yarrow”), pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, among other things, Merger Sub will merge with and into Yarrow, with Yarrow continuing as a wholly owned subsidiary of VYNE and the surviving corporation of the merger (the “Merger”).

Item 7.01 Regulation FD Disclosure.

On July 21, 2026, VYNE issued a press release titled “VYNE Therapeutics Announces 1-for-50 Reverse Stock Split and Provides Update Regarding Special Dividend in Connection with the Proposed Merger with Yarrow Bioscience.” A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

At the special meeting in lieu of the annual meeting of VYNE stockholders on July 16, 2026 (the “Special Meeting”), VYNE’s stockholders approved a proposal to amend the amended and restated certificate of incorporation of VYNE (the “VYNE Charter”) to effect a reverse stock split of issued and outstanding common stock of VYNE, par value $0.0001 per share (the “VYNE Common Stock”), at a ratio determined by the VYNE board of directors and agreed to by Yarrow, of one new share of VYNE Common Stock for every 10 to 70 shares (or any number in between) of outstanding VYNE Common Stock, in the form attached as Annex C to the Company’s definitive proxy statement/prospectus filed on Form S-4 with the Securities and Exchange Commission (the “SEC”), most recently amended on June 3, 2026 and declared effective on June 15, 2026 (as amended, the “Proxy Statement”) and first mailed to the Company’s stockholders on June 15, 2026. Following this approval, the VYNE board of directors approved the reverse stock split (the “Reverse Stock Split”) of issued and outstanding VYNE Common Stock at a final ratio, agreed to by Yarrow, of 1-for-50 shares of VYNE Common Stock (the “Split Ratio”).

Prior to the closing of the Merger, VYNE will file a certificate of amendment to the VYNE Charter with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. Upon the effectiveness of such amendment (the “Reverse Stock Split Effective Time”), every 50 shares of VYNE Common Stock outstanding immediately prior to the Reverse Stock Split Effective Time will be combined and reclassified, automatically and without any action on the part of VYNE or its stockholders, into one share of VYNE Common Stock, in accordance with the Split Ratio. The Reverse Stock Split will be realized simultaneously for all shares of VYNE Common Stock and options to purchase shares of VYNE Common Stock outstanding immediately prior to the Reverse Stock Split Effective Time. The Reverse Stock Split will affect all holders of shares of VYNE Common Stock uniformly and each such stockholder will hold the same percentage of VYNE Common Stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares. No fractional shares of VYNE Common Stock will be issued as a result of the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be reclassified, will be entitled to a cash payment (without interest) in lieu thereof at a price equal to the fraction of a share to which the stockholder would otherwise be entitled multiplied by the closing trading price of VYNE Common Stock on Nasdaq on the last trading day immediately prior to the date of the Reverse Stock Split Effective Time.

As of the record date for the Special Meeting, 150,000,000 shares of VYNE Common Stock were authorized and 33,385,055 shares of VYNE Common Stock were outstanding. The Reverse Stock Split is expected to reduce the number of VYNE’s outstanding shares of VYNE Common Stock from approximately 33.4 million shares to approximately 0.7 million shares. The Reverse Stock Split will not change the par value of VYNE Common Stock or preferred stock and will not reduce the number of authorized shares of VYNE Common Stock or preferred stock. At the Special Meeting, VYNE’s stockholders separately approved Proposal No. 3 to increase the number of shares of VYNE Common Stock that VYNE is authorized to issue from 150,000,000 to 300,000,000 shares in connection with the closing of the Merger.

In addition, effective as of the Reverse Stock Split Effective Time and as a result of the Reverse Stock Split, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise, vesting or settlement of all outstanding options to purchase shares of VYNE Common Stock, and the number of shares reserved for issuance pursuant to VYNE’s existing equity incentive and employee stock purchase plans will be reduced proportionately based on the Split Ratio. VYNE Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable. The Reverse Stock Split will not affect VYNE continuing to be subject to the periodic reporting requirements of the Exchange Act.

Following the Reverse Stock Split Effective Time and consummation of the Merger, the combined company’s common stock is expected to commence trading on a split-adjusted, post-Merger basis on Nasdaq under the name “Yarrow Bioscience, Inc.” and ticker symbol “YARW” at the open of trading on July 27, 2026, at which time the common stock will be represented by a new CUSIP Number (92941V407) and ISIN Number (US92941V4077).

Following the Reverse Stock Split and the closing of the Merger, the combined company’s total issued and outstanding common stock is expected to be approximately 2.7 million shares, or approximately 33.6 million shares on a fully-diluted basis, or approximately 28.6 million shares excluding shares underlying equity plans and awards.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by VYNE Therapeutics Inc. on July 21, 2026, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (including within the meaning of the Exchange Act, and Section 27A of the Securities Act) concerning VYNE, Yarrow, the proposed transactions and other matters. These forward-looking statements include express or implied statements relating to the structure, timing and completion of the proposed Merger; the expected Reverse Stock Split, including the timing thereof; and other statements that are not historical fact. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting VYNE, Yarrow or the proposed transactions will be those that have been anticipated.

The forward-looking statements contained in this Current Report on Form 8-K are based on current expectations and beliefs concerning future developments and their potential effects and therefore are subject to other risks and uncertainties. These risks and uncertainties include, but are not limited to, risks associated with the possible failure to satisfy the conditions to the closing or consummation of the Merger; risks associated with the uncertainty as to the timing of the consummation of the Merger and the ability of each of VYNE and Yarrow to consummate the transactions contemplated by the Merger; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger prior to the closing or consummation of the Merger; risks associated with the possible failure to realize certain anticipated benefits of the Merger, including with respect to future financial and operating results; the effect of the completion of the Merger on the combined company’s business relationships, operating results and business generally; risks associated with the combined company’s ability to manage expenses and unanticipated spending and costs that could reduce the combined company’s cash resources; risks related to the combined company’s ability to correctly estimate its operating expenses and other events; changes in capital resource requirements; risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance its product candidates or its preclinical programs; the outcome of any legal proceedings that may be instituted against the combined company or any of its directors or officers related to the Merger Agreement or the transactions contemplated thereby; the ability of the combined company to obtain, maintain and protect its intellectual property rights, in particular those related to its product candidates; the combined company’s ability to advance the development of its product candidates or preclinical activities under the timelines it anticipates in planned and future clinical trials; the combined company’s ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; the combined company’s ability to realize the anticipated benefits of its research and development programs, strategic partnerships, licensing programs or other collaborations; regulatory requirements or developments and the combined company’s ability to obtain necessary approvals from the U.S. Food and Drug Administration or other regulatory authorities; changes to clinical trial designs and regulatory pathways; competitive responses to the Merger and changes in expected or existing competition; unexpected costs, charges or expenses resulting from the Merger; potential adverse reactions or changes to business relationships resulting from the completion of the Merger; legislative, regulatory, political and economic developments; changes in the net cash of VYNE and the per share dividend amount, each as determined in accordance with the terms of the Merger Agreement, relative to the currently estimated amounts; and those risks and uncertainties and other factors more fully described in filings with the SEC, including reports filed on Form 10-K, 10-Q and 8-K and in other filings made by VYNE with the SEC from time to time and available at www.sec.gov. These forward-looking statements are based on current expectations, and with regard to the proposed transactions, are based on VYNE’s current expectations, estimates and projections about the expected date of closing of the proposed Merger and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by VYNE, all of which are subject to change. Such forward-looking statements are made as of the date of this Current Report on Form 8-K, and the parties undertake no obligation to update such statements to reflect subsequent events or circumstances, except as otherwise required by securities and other applicable law.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute (i) a solicitation of a proxy, consent or approval with respect to any securities or in respect of the proposed transactions or (ii) an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS CURRENT REPORT ON FORM 8-K IS TRUTHFUL OR COMPLETE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYNE THERAPEUTICS INC.

Date: July 21, 2026	/s/ Mutya Harsch
Mutya Harsch
Chief Legal Officer and General Counsel